UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 5, 2013

NETLIST, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33170	95-4812784
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification Number)

175 Technology Drive, Suite 150

Irvine, California 92618

(Address of principal executive offices, including zip code)

(949) 435-0025

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into a Material Definitive Agreement.

Common Stock Offering

On February 6, 2014, Netlist, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Craig-Hallum Capital Group LLC (the “Underwriter”) in connection with a registered firm commitment underwritten public offering (the “Offering”) of 7,548,500 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”). Subject to the terms and conditions of the Underwriting Agreement, the Company has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Company, an aggregate of 7,548,500 shares of Common Stock. The Underwriter has agreed to purchase the shares from the Company pursuant to the Underwriting Agreement at a price of $1.2115 per share, and the price to the public is $1.30 per share.  Pursuant to the Underwriting Agreement, the Company also granted the Underwriter a 30 day option to purchase up to an additional 1,132,275 shares of its common stock to cover over-allotments, if any, at a price of $1.2115 per share.  The Company expects to close the sale of the Common Stock on February 11, 2014, subject to customary closing conditions.

The Company estimates net proceeds from the offering to be approximately $8.9 million (assuming no exercise of the underwriter’s option to purchase additional shares of Common Stock), after deducting underwriting discounts and commissions and estimated offering expenses. The Company intends to use the net proceeds from the offering for general corporate purposes.

The shares of Common Stock have been registered pursuant to the Registration Statement on Form S-3 (Registration Statement No. 333-177118) (the “Registration Statement”) previously filed with the Securities and Exchange Commission (the “SEC”) on September 30, 2011 and declared effective by the SEC on October 18, 2011, including the preliminary prospectus supplement dated February 5, 2014 and a prospectus supplement dated February 6, 2014, to the prospectus contained in the Registration Statement dated October 18, 2011.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

Pursuant to the terms of the Underwriting Agreement and related lock-up agreements, the Company and all of its directors and executive officers also agreed not to sell or transfer any Common Stock held by them for 90 days after February 6, 2014 without first obtaining the written consent of the Underwriter, subject to certain exceptions, extensions and terms as set forth in the Underwriting Agreement.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report and is incorporated herein by reference, and the description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. The Underwriting Agreement is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Attached as Exhibit 5.1 to this Current Report and incorporated herein by reference is a copy of the opinion of Morrison & Foerster LLP relating to the validity of the shares of Common Stock that may be sold in the Offering (the “Legal Opinion”). The Legal Opinion is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 8.01.   Other Events.

On February 5, 2014, the Company issued a press release announcing its intention to commence the Offering.  A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.  Additionally, on February 6, 2014, the Company issued a press release announcing the pricing of the Common Stock in the Offering.  A copy of the press release is filed as Exhibit 99.2 to this report and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated February 6, 2014.
5.1	Opinion of Morrison & Foerster LLP
23.1	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)
99.1	Press Release of Netlist, Inc., dated February 5, 2014
99.2	Press Release of Netlist, Inc., dated February 6, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETLIST, INC.

Dated: February 6, 2014	By:	/s/ Gail M. Sasaki
Gail M. Sasaki
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated February 6, 2014.
5.1	Opinion of Morrison & Foerster LLP
23.1	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)
99.1	Press Release of Netlist, Inc., dated February 5, 2014
99.2	Press Release of Netlist, Inc., dated February 6, 2014